Exhibit 99.2

News Release
General Inquiries: (713) 783-8000
www.sanchezpp.com

Sanchez Production Partners Executes Agreements to

Acquire Midstream and Other Assets in South Texas

HOUSTON—(GLOBE NEWSWIRE)—Oct. 6, 2016—Sanchez Production Partners LP (NYSE MKT: SPP) (“SPP” or the “Partnership”) today announced that the Partnership has executed definitive agreements with Sanchez Energy Corporation (NYSE: SN) (“Sanchez Energy”) pursuant to which the Partnership anticipates:

•                  SPP will acquire Sanchez Energy’s 50% interest in Carnero Processing, LLC (“Carnero Processing”) for an initial payment of approximately $47.7 million in cash and the assumption by SPP of remaining capital commitments to Carnero Processing, which are estimated at approximately $32.3 million (the “Carnero Processing Transaction”);

•                  SPP will acquire certain production assets, located in South Texas, from Sanchez Energy for total consideration of $27 million, prior to normal and customary closing adjustments (the “Production Asset Transaction”); and

•                  SPP will obtain an option to acquire a lease for a tract of land leased from the Calhoun Port Authority in Point Comfort, Texas (the “Port Comfort Lease”).

CARNERO PROCESSING TRANSACTION

Carnero Processing is currently constructing a cryogenic natural gas processing plant in La Salle County, Texas which is expected to be operational in early 2017 (the “Raptor Plant”).  The Raptor Plant will be connected to Sanchez Energy’s Catarina asset in the Eagle Ford Shale in South Texas via the Carnero Gathering System, which is 50% owned by SPP through Carnero Gathering, LLC (“Carnero Gathering”).

Carnero Processing and Carnero Gathering, joint ventures that are 50% owned and operated by Targa Resources Corp. (NYSE: TRGP) (“Targa”), have firm capacity, fixed fee agreements with Sanchez Energy for 125,000 Mcf/d of plant processing and associated pipeline capacity for five years.  Pursuant to the agreements, Sanchez Energy has dedicated its Catarina acreage and all production developed at the asset to the joint ventures during a 15 year term.  Sanchez Energy also has the option to deliver additional volumes and commit additional acreage to the Raptor Plant as production increases.  Sanchez Energy plans to spend approximately two-thirds of its 2016 drilling and completion budget at Catarina, and considers the asset a key part of its development focus and growth strategy.

PRODUCTION ASSET TRANSACTION

The Production Asset Transaction includes working interests in 23 producing Eagle Ford wellbores located in Dimmit and Zavala counties in South Texas together with escalating working interests in an additional 11 producing wellbores located in the Palmetto Field in Gonzales County, Texas (the location of SPP’s first Eagle Ford acquisition, which closed in March 2015).  The Production Asset Transaction is expected to add approximately 700 Boe/d of production, on average, in 2017.   The estimated proved reserves from the producing wellbores is approximately 2,136 MBoe, of which 73% is oil, 13% natural gas liquids, and 14% natural gas.  Subject to the terms and conditions of its credit agreement, the Partnership intends to execute hedges for up to five years on the incremental production in conjunction with transaction closing.

PORT COMFORT LEASE

The Port Comfort Lease would provide the Partnership with a strategic location for the intended construction of a marine crude storage terminal with a joint venture partner, which is expected to be completed in early 2017.  Once complete, the terminal is expected to include 350,000 shell barrels of storage capacity.

MANAGEMENT COMMENTARY

“We continue to demonstrate how the strategic relationship between SPP and Sanchez Energy can be leveraged to enable each company to better optimize its respective strategies, capital resources, and financial targets,” said Gerry Willinger, Chief Executive Officer of the general partner of SPP.  “The transactions announced today further extend our business development relationship with Sanchez Energy, a company that has a substantial inventory of midstream and production assets with characteristics favorable to the MLP model.  We anticipate the transactions will increase SPP’s midstream and production revenue and Adjusted EBITDA as we complete 2016 and head into 2017.”

“As previously discussed, the Catarina asset is central to Sanchez Energy’s asset base and plans for future development in South Texas.  Since acquiring the asset in 2014, Sanchez Energy has reported strong results from its drilling program at Catarina, where the company has identified over 1,350 net potential drilling locations.  We anticipate the stacked pay potential and expected rates of return from this asset will continue to drive Sanchez Energy’s future growth plans, resulting in a continuing need to access infrastructure assets as it develops the lease.  The Raptor Plant, which will be connected to the Catarina asset by the Carnero Gathering System, is a strategic asset that we believe will allow us to capture more of the value chain from Sanchez Energy’s South Texas production and realize further upside from third party volumes.  We are excited to be further aligned with Sanchez Energy and its plans for the Catarina asset, and look forward to capitalizing on opportunities to grow alongside this leading Eagle Ford operator over time.”

TRANSACTION CLOSING

The Carnero Processing Transaction and Production Asset Transaction, which are expected to close in the fourth quarter 2016, are subject to the satisfaction of customary closing conditions, including SPP’s arrangement of financing to pay the purchase price under each transaction agreement.

OTHER INFORMATION

The Carnero Processing Transaction and the Production Asset Transaction were reviewed and approved by the Conflicts Committee of the board of directors of the general partner of SPP.  Stifel, Nicolaus & Company acted as sole financial advisor to the Conflicts Committee, which was represented in the transactions by Potter Anderson & Corroon LLP.  Andrews Kurth Kenyon LLP represented the Partnership in connection with negotiation of the transactions.

Additional information on the transactions can be found in SPP’s filings with the Securities Exchange Commission (www.sec.gov), which are also available on SPP’s website (www.sanchezpp.com).

ABOUT THE PARTNERSHIP

Sanchez Production Partners LP (NYSE MKT: SPP) is a publicly-traded limited partnership focused on the acquisition, development, ownership and operation of midstream and other energy production assets.  The Partnership owns an oil and natural gas gathering and processing system located in the Eagle Ford Shale in Dimmit, Webb and La Salle Counties, Texas.  The Partnership also currently owns producing reserves in the Eagle Ford Shale in South Texas, the Gulf Coast region of Texas and Louisiana, and across several basins in Oklahoma and Kansas.  The Partnership previously announced and continues to explore the possible divestiture of its remaining assets and operations in Oklahoma and Kansas.

FORWARD-LOOKING STATEMENTS

This press release contains, and the officers and representatives of the Partnership and its general partner may from time to time make, statements that are considered forward—looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our business strategy; acquisition and disposition strategy; future operating results; and plans, objectives, expectations, forecasts, outlook and intentions.  All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements.   In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology.

The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.  In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur.  Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our Securities and Exchange Commission (“SEC”) filings and elsewhere in those filings.  The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

COMPANY CONTACT:

Charles C. Ward
Chief Financial Officer

(877) 847-0009